Exhibit 99.1

SUBSCRIPTION AGREEMENT

Luna Gold Corp.
777 Dunsmuir Street, Suite 1600
Vancouver, British Columbia
Canada V7Y 1K4

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) units consisting of one share of Common Stock, one Redeemable C Warrant and shares of common stock issuable upon exercise of Redeemable C Warrants of LUNA GOLD CORP. (the "Company") at a price of $0.30 per unit (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of units and hereby agrees to pay herewith the Subscription Price for such Units.

Purchaser further confirms that Mr. Tim Searcy solicited him/her/it to purchase the units of Common Stock of the Company and no other person participated in such solicitation other than Mr. Searcy.

MAKE CHECK PAYABLE TO: LUNA GOLD CORP.

Executed this ___ day of ____________, 2004.

___________________________________	_________________________________________
Signature of Purchaser
___________________________________

___________________________________
Address of Purchaser

___________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.30	=	US$
Number of Units Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

LUNA GOLD CORP.

By:	__________________________

Title:	__________________________